************************************************************************



                            STOCK PURCHASE WARRANT



                          To Purchase Common Stock of



                             THINK NEW IDEAS, INC.



************************************************************************

                            COMMONWEALTH ASSOCIATES

                                2,000,000 Shares

                             THINK NEW IDEAS, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------


Commonwealth Associates
733 Third Avenue
New York, New York  10017

     THINK New Ideas, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Commonwealth Associates (the "Underwriter"), pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 2,000,000 shares (the "Stock") of Common Stock, $.0001 par value (such class of stock being herein called the "Common Stock"), of the Company. In addition, the Company and a certain stockholder of the Company named in Schedule A hereto (the "Selling Stockholder") severally proposed to grant to the Underwriter the option referred to in Section 3(b) hereof to purchase all or any part of an aggregate of 300,000 additional shares of Common Stock, the Selling Stockholder selling not more than the number of shares set forth opposite the Selling Stockholder's name in Schedule B hereto, if and to the extent that you shall have determined to exercise the right to purchase such shares of Common Stock. Unless the context otherwise indicates, the term "Stock" shall include the 300,000 additional shares referred to above.

     You have advised the Company that you desire to purchase the Stock. The Company confirms the agreement made by it with respect to the purchase of the Stock by you as follows:

     1. Representations and Warranties of the Company.  The Company represents
        ---------------------------------------------
and warrants to, and agrees with, the Underwriter that:

        (a) A registration statement (File No. 333-12795) on Form SB-2 relating to the public offering of the Stock, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either
(i) if such registration
statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representative prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "Prospectus" shall include the prospectus as so supplemented, or both, as the case may be.

        (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriter under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

        (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's business, properties or financial condition. The Company has no subsidiaries other than those listed on Schedule B attached hereto (the "Subsidiaries"). The Company does not own any equity interest in any other corporation, joint venture, partnership or other business entity, other than the Subsidiaries. The Company owns all of the capital stock of each Subsidiary free and clear of all liens, securities interest and encumbrances. Each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the state of its respective incorporation, with full power and authority, corporate and other, to own or lease and operate its respective properties and to conduct its respective business as described in the Registration Statement. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could result in a material adverse effect on the financial condition, results of operations, business or properties of such Subsidiary.

        (d) The authorized, issued and outstanding capital stock of the Company as of September 30, 1996 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus.

        (e) The Stock and the Common Stock to be issued upon exercise of the common stock purchase warrants to be issued to the Underwriter (the "Warrants") are duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

        (f) This Agreement, the Warrants and the Advisory Agreement (to be delivered to you in accordance with Section 4(o) and 4(r), respectively, hereof) have been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to authorize, issue and sell the Stock to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Stock or the Warrants, except such as may be required under the Act or state securities laws.

        (g) Except as described in the Prospectus, neither the Company nor any of its Subsidiaries is in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound or to which any of the respective properties or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the respective articles of incorporation or the by-laws of the Company or any of its Subsidiaries, as amended, or any statute or any order, rule or regulation applicable to the Company or any of its Subsidiaries of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of its Subsidiaries.

        (h) Subject to the qualifications stated in the Prospectus, the Company and each of its Subsidiaries has good and marketable title to all respective properties and assets described in the Prospectus as owned by the Company and each of its Subsidiaries, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its respective business; all of the material leases and subleases under which the Company or any of its Subsidiaries is the lessor or sublessor of properties or assets or under which the Company or any of its Subsidiaries holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company and each of its Subsidiaries is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company or any of its Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and each of its Subsidiaries owns or leases all such properties described in the Prospectus as are necessary to its respective operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

        (i) BDO Seidman, LLP, who have given their reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are incorporated in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

        (j) The financial statements, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow of the Company and each of its Subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved and the Rules and Regulations. The information set forth under the captions "Dilution," "Capitalization" and "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

        (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the respective businesses of the Company or any of its Subsidiaries, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or any of its Subsidiaries or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any of its Subsidiaries or any adverse change or any development involving, so far as the Company can now reasonably foresee a prospective adverse change in the respective conditions (financial or other), net worths, results of operations, businesses, key personnel or properties of the Company or any of its Subsidiaries which would be material to the respective businesses or financial conditions of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has become a party to, and neither the respective businesses nor the properties of the Company or any of its Subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

        (l) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party before or by any court or governmental agency or body, which might result in any material adverse change in the respective conditions (financial or other), business prospects, net worths, or properties of the Company or any of its Subsidiaries, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or any of its Subsidiaries exist or are imminent which might be expected to adversely affect the conduct of the respective businesses, properties or operations or the financial conditions or results of operations of the Company or any of its Subsidiaries.

        (m) Except as disclosed in the Prospectus, the Company and each of its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company or any of its Subsidiaries.

        (n) The Company and each of its Subsidiaries has sufficient licenses, permits and other governmental authorizations as are required for the conduct of its respective business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and none of the foregoing are in dispute or are in conflict with the right of any other person or entity. To the best knowledge of the Company, none of the activities or business of the Company or any of its Subsidiaries are in violation of, or cause the Company or any of its Subsidiaries to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality, the violation of which would have a material adverse impact upon the respective conditions (financial or otherwise), businesses, properties, prospective results of operations, or net worth of the Company or any of its Subsidiaries.

        (o) Neither the Company nor any of its Subsidiaries has directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

        (p) On the Closing Dates (hereinafter defined) all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Stock to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

        (q) All contracts and other documents of the Company and each of its Subsidiaries which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

        (r) Neither the Company nor any of its Subsidiaries has taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

        (s) Neither the Company nor any of its Subsidiaries has entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the public offering referred to herein.

        (t) Except as previously disclosed in writing by the Company to the Representative, no officer, director or stockholder of the Company or any of its Subsidiaries has any National Association of Securities Dealers Inc. (the "NASD") affiliation.

        (u) Neither the Company nor any of the Subsidiaries is and upon receipt of the proceeds from the sale of the Stock will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

        (v) Neither the Company nor any of its Subsidiaries has distributed nor will distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Stock other than the Prospectus, the Registration Statement and the other materials permitted by the Act.


        (w) The conditions for use of Form SB-2, as set forth in the General Instructions thereto, have been satisfied.

        (x) The Company has complied with all provisions of Section 517.075 Florida Statutes relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

     2. Representations and Warrant's of the Selling Stockholder.  The Selling
        --------------------------------------------------------
Stockholder represents and warrants to and agrees with, the Underwriter that:

        (a) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder.

        (b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Stockholder and Continental Stock Transfer and Trust Company, as Custodian, relating to the deposit of the Stock to be sold by the Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as the Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under the Agreement or the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Stock.

        (c) The Selling Stockholder has, and on the Closing Date and Option Closing Date, if any, will have, valid title to the Stock to be sold by the Selling Stockholder and the legal right and power, and all approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Stock to be sold by the Selling Stockholder.

        (d) The Stock to be sold by the Selling Stockholder pursuant to this Agreement, has been duly authorized and is validly issued, fully paid and non-assessable.

        (e) The Custody Agreement and the Power of Attorney have been duly executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder.

        (f) Assuming the Underwriter acquires its interest in the Stock to be sold by the Selling Stockholder in good faith and without notice of any adverse claims, delivery of the Stock to be sold by the Selling Stockholder pursuant to this Agreement will pass title to such Stock free and clear of any security interests, claims, liens, equities and other encumbrances.

        (g) All information furnished by or on behalf of the Selling Stockholder for use in the Registration Statement and Prospectus is, and on the Closing Date and Option Closing Date, if any, will be, true, correct, and complete, and does not, and on the Closing Date and Option Closing Date, if any, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

     3. Purchase, Delivery and Sale of the Stock.
        ----------------------------------------

        (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees
to buy from the Company at $     per share of Stock, at the place and time
hereinafter specified, 2,000,000 shares of Stock (the "First Stock").

        Delivery of the First Stock against payment therefor shall take place at the offices of Commonwealth Associates, 733 Third Avenue, New York, New York 10017 (or at such other place as may be designated by agreement between you and
the Company) at 10:00 a.m., New York time, on                , 199_, or at such
later time and date as you may designate, such time and date of payment and delivery for the First Stock being herein called the "First Closing Date."

        (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company and the Selling Stockholder hereby grant, severally and not jointly, an option to the Underwriter to purchase all or any part of an aggregate of an additional 300,000 shares of Stock (the Selling Stockholder to sell to the Underwriter up to the number of additional shares of Stock set forth in Schedule B opposite the name of the Selling Stockholder), at the same price per share of Stock, as the Underwriter shall pay for the First Stock being sold pursuant to the provisions of subsection (a) of this Section 3 (such additional Stock being referred to herein as the "Option Stock"). This option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Underwriter to the Company and the Custodian advising as to the amount of Option Stock as to which the option is being exercised, the names and denominations in which the certificates for such Option Stock are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Underwriter but shall not be earlier than four nor later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Stock against payment therefor shall take place at the offices of Commonwealth Associates, 733 Third Avenue, New York, New York 10017. In the event that this option is exercised in part, the Underwriter shall first purchase all of the shares of Option Stock offered by the Selling Stockholder before purchasing any Option Stock from the Company. The option granted hereunder may be exercised only to cover overallotments in the sale by the Underwriter of First Stock referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Stock at the Option Closing Date.

        (c) The Company will make the certificates for the Stock to be purchased by the Underwriter hereunder available to the Underwriter for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

        Definitive certificates in negotiable form for the Stock to be purchased by the Underwriter hereunder will be delivered by the Company the Underwriter for the accounts of the Underwriter against payment of the purchase price therefor by the Underwriter, by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company.

        In addition, in the event the Underwriter exercise the option to purchase from the Company and the Selling Stockholder all or any portion of the Option Stock pursuant to the provisions of subsection (b) above, payment for such stock shall be made to or upon the order of the Company and the Custodian, on behalf of the Selling Stockholder, respectively, by certified or bank cashier's checks payable in New York Clearing House funds at the offices of Commonwealth Associates, at the time and date of delivery of such Stock as required by the provisions of subsection (b) above, against receipt of the certificates for such Stock by the Underwriter registered in such names and in such denominations as the Underwriter may request.

     It is understood that the Underwriter proposes to offer the Stock to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

     4.  Covenants of the Company.  The Company covenants and agrees with the
         ------------------------
Underwriter that:

        (a) The Company will use its best efforts to cause the Registration Statement to become effective. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise you and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Underwriter of the distribution of the Stock contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective (the "Minimum Period"), the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Stock.

        As soon as the Company is advised thereof, the Company will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Stock for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

        The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Stock for such period as in the opinion of counsel to the Underwriter the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under this Act to be delivered in connection with sales by the Underwriter of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriter should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Stock or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case the Underwriter is required, in connection with the sale of the Stock, to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of the Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

        The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Stock.

        (b) The Company will use its best efforts to qualify to register the Stock for sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Stock. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriters may reasonably request.

        (c) If the sale of the Stock provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 9, including the accountable expenses of the Underwriter, including legal fees.

        (d) The Company will use its best efforts to (i) cause a registration statement under the Exchange Act to be declared effective concurrently with the completion of this offering (and will notify the Underwriter in writing immediately upon the effectiveness of such registration statement), and (ii) if requested by the Underwriter, to obtain a listing on the Pacific Stock Exchange, and to obtain and keep current a listing in the Standard & Poors or Moody's Industrial OTC Manual.

        (e) For so long as the Company is a reporting company under either
Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail, and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission of any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request.

        (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

        (g) The Company will deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon the order of the Underwriter, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as the Underwriter may reasonably request. The Company will deliver to the Underwriter on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriter may from time to time reasonably request.

        (h) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

        (i) The Company will apply the net proceeds from the sale of the Stock for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Stock and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

        (j) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary